Exhibit 3.1

No. 1373068

British Virgin Islands

Business Companies Act, 2004

Memorandum of Association & Articles of Association of

eToro Group Ltd.

Incorporated the 14th day of December, 2006

As Amended the 17th day of February, 2021

As Amended the 8th day of February, 2023

BVI Company Formations Ltd

PO Box 146, Road Town, Tortola

British Virgin Islands

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

eToro Group Ltd.

1.	Company Name

1.1.	The name of the Company is eToro Group Ltd.

1.2.	The directors or members may from time to time change the Company’s name by Resolution of Directors or Resolution of Members. The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file an application for change of name with the Registrar, and any such change will take effect from the date of the certificate of change of name issued by the Registrar.

1.3.	A change of name of the Company shall constitute an amendment of the Memorandum and Articles and in the event of a resolution being passed to change the name of the Company, the provisions below in respect of amendments to the Memorandum and Articles must be complied with.

2.	Company Limited by Shares, Liability of Members

2.1.	The Company is a company limited by shares.

2.2.	The liability of each member is limited to:

(a)	the amount from time to time unpaid on that member’s shares;

(b)	any liability expressly provided for in the Memorandum or the Articles; and

(c)	any liability to repay a distribution pursuant to section 58(1) of the Act.

3.	Registered Office

3.1.	The first registered office of the Company will be situated at the office of the registered agent which is at P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands.

3.2.	The current registered office shall be at the offices of Trident Trust Company at the offices of Trident Trust Company (B.V.I.) Limited, Trident Chambers, P. O. Box 146, Road Town, Tortola, British Virgin Islands.

3.3.	The directors or members may from time to time change the Company’s registered office by Resolution of Directors or Resolution of Members, provided that the Company’s registered office shall at all times be the office of the registered agent. The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of change of registered office, and any such change of registered office will take effect from the date of the registration by the Registrar of such notice

4.	Registered Agent

4.1.	The first registered agent of the Company will be Commonwealth Trust Limited of P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands.

4.2.	The current registered agent shall be at the offices of Trident Trust Company (B.V.I.) Limited, Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands.

4.3.	The directors or members may from time to time change the Company’s registered agent by Resolution of Directors or Resolution of Members. The directors shall give notice of such resolution to the registered agent of the Company (meaning the existing registered agent), for the registered agent to file with the Registrar a notice of change of registered agent, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

4.4.	If the existing registered agent does not file such notice on instruction by the directors, the directors shall procure that a notice of change of registered agent is filed with the Registrar by a legal practitioner in the British Virgin Islands acting on behalf of the Company, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

5.	General Objects and Powers

5.1.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other law of the British Virgin Islands.

5.2.	Without limiting the foregoing, the powers of the Company include the power to do the following:

(a)	grant options over unissued shares in the Company and treasury shares;

(b)	issue securities that are convertible into shares;

(c)	give financial assistance to any person in connection with the acquisition of the Company’s own shares;

(d)	issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations;

(e)	guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and

(f)	protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Company.

6.	Maximum Number of Authorised Shares

6.1.	Authorised Shares.

The Company is authorised to issue a maximum of 45,885,727 shares with no par value as follows:

(a)	30,000,000 shares, no par value per share (“Common Shares”);

(b)	15,885,727 Preferred Shares, no par value per share (“Preferred Shares”):

(i)	1,738,247 shares of which are designated as Class A Preferred Shares (“Class A Preferred Shares”);

(ii)	2,878,640 shares of which are designated as Class B Preferred Shares (“Class B Preferred Shares”);

(iii)	1,771,440 shares of which are designated as Class C Preferred Shares (“Class C Preferred Shares”);

(iv)	1,710,426 shares of which are designated as Class C-2 Preferred Shares (“Class C-2 Preferred Shares”); and

(v)	2,479,936 shares of which are designated as Class D Preferred Shares (“Class D Preferred Shares”).

(vi)	3,648,714 shares of which are designated as Class E Preferred Shares (“Class E Preferred Shares”).

(vii)	1,658,324 shares of which are designated as Class F Preferred Shares (“Class F Preferred Shares”).

6.2.	The maximum number of shares the Company is authorised to issue may be increased or decreased (but not below the number of shares thereof then outstanding) by (subject to any vote of the holders of one or more series of Preferred Shares that may be required by the terms of this Memorandum or the Articles) a Resolution of Members.

7.	Rights Conferred by Common Shares

7.1.	Each Common Share in the Company confers on the holder the following rights, all of which are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Shares set forth in this Memorandum:

(a)	the right to one vote on any Resolution of Members;

(b)	the right to an equal share in any dividend paid by the Company in accordance with the Act; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company.

8.	Rights Conferred by Preferred Shares

8.1.

The Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and the Class F Preferred Shares shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. The Class C-2 Preferred Shares and the Class C Preferred Shares shall be collectively referred to as the “Class C and C-2 Preferred Shares”. The Class F Preferred Shares, Class E Preferred Shares, the Class D Preferred Shares, the Class C-2 Preferred Shares and the Class C Preferred Shares shall be collectively referred to as the “Class F, E, D, C and C-2 Preferred Shares”. To the fullest extent permitted by law, the Class C Preferred Shares and the Class C-2 Preferred Shares shall vote in all matters together as a single class, including for the purpose of class votes, such that the consent of the Class C Preferred Shares and the Class C-2 Preferred Shares shall not be required independently, including without limitation, in cases where any modification or abrogation is made to the rights, preferences, or privileges of the Class C Preferred Shares or the Class C-2 Preferred Shares.

Unless otherwise indicated, references to “Sections” or “Subsections” in this clause 8.1 refer to sections and subsections of this clause 8.1.

9.	Dividends.

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of shares of the Company (other than dividends on shares payable in shares) unless (in addition to the obtaining of any consents required elsewhere in this Memorandum or the Articles) the holders of the Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares in an amount at least equal to in the case of a dividend on Common Shares or any class or series that is convertible into Common Shares, that dividend per share of Class A Preferred Shares, Class B Preferred, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, as applicable, as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Shares and (B) the number of shares issuable upon conversion of a share of Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, as applicable, in each case calculated on the record date for determination of holders entitled to receive such dividend. The “Class A Original Issue Price” shall mean $0.9617 per share, subject to appropriate adjustment in the event of any shares dividend, shares split, combination or other similar event with respect to the Class A Preferred Shares. The “Class B Original Issue Price” shall mean $2.2523 per share, subject to appropriate adjustment in the event of any shares dividend, shares split, combination or other similar event with respect to the Class B Preferred Shares. The “Class C Original Issue Price” shall mean $4.9 per share, subject to appropriate adjustment in the event of any shares dividend, shares split, combination or other similar event with respect to the Class C Preferred Shares. The “Class C-2 Original Issue Price” shall mean $9.6613 per share, subject to appropriate adjustment in the event of any shares dividend, shares split, combination or other similar event with respect to the Class C- 2 Preferred Shares. The “Class D Original Issue Price” shall mean $12.32065 per share, subject to appropriate adjustment in the event of any shares dividend, shares split, combination or other similar event with respect to the Class D Preferred Shares. The “Class E Original Issue Price” shall mean $41.11 per share, subject to appropriate adjustment in the event of any shares dividend, shares split, combination or other similar event with respect to the Class E Preferred Shares. The “Class F Original Issue Price” shall mean $150.754672 per share, subject to appropriate adjustment in the event of any shares dividend, shares split, combination or other similar event with respect to the Class F Preferred Shares.

10.	Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales. In the event of any (A) voluntary or involuntary (i) dissolution, liquidation or winding-up of the Company, (ii) bankruptcy, insolvency or reorganization proceeding under any bankruptcy or insolvency or similar law, whether voluntary or involuntary, properly commenced by the Company or against the Company and not withdrawn within 90 days or (iii) a receiver or liquidator is appointed to all or substantially all of the Company’s assets and such appointment is not withdrawn or vacated within 90 days (each a “Liquidation Event”) defined below) or (B) Deemed Liquidation Event (as defined in Section 10.8.1), funds, assets or proceeds (whether cash, capital, surplus, earnings, funds, shares, securities or assets of any kind) legally available for distribution to the Company’s shareholders or payable to the Company’s Shareholders in connection with such Liquidation Event or Deemed Liquidation Event, as the case may be (“Distributable Assets”), shall be distributed to the Company’s shareholders as follows:

10.1.	Payments to Holders of Class F Preferred Shares. The holders of Class F Preferred Shares then outstanding shall be entitled to receive out of any Distributable Assets, prior and in preference to the distribution of any Distributable Assets to the holders of Class A Preferred Shares, Class B Preferred Shares, Class C and C-2 Preferred Shares, Class D Preferred Shares and Class E Preferred Shares or Common Shares by reason of their ownership thereof, for each outstanding share of Class F Preferred Shares held by such holder, an amount per share equal to the greater of (i) the Class F Original Issue Price, plus any dividends declared but unpaid thereon, minus dividends declared following the Class F Original Issue Date (as defined in Section 12.4.1) and actually paid (without duplication), or (ii) such amount per share as would have been payable had each such share of the Class F Preferred Shares, been converted into Common Shares pursuant to Section 12 immediately prior to such Liquidation Event or Deemed Liquidation Event. The amount which a holder of Class F Preferred Shares is entitled to receive for each outstanding share of Class F Preferred Shares is hereinafter referred to as the “Class F Liquidation Amount”. If upon any such Liquidation Event or Deemed Liquidation Event, the Distributable Assets shall be insufficient to pay the holders of Class F Preferred Shares the full amount to which they shall be entitled under this Subsection 10.1, the holders of Class F Preferred Shares shall share ratably in any distribution of the Distributable Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full up to the Class F Liquidation Amount.

10.2.	Payments to Holders of Class E Preferred Shares. The holders of Class E Preferred Shares then outstanding shall be entitled to receive out of any Distributable Assets, prior and in preference to the distribution of any Distributable Assets to the holders of Class A Preferred Shares, Class B Preferred Shares, Class C and C-2 Preferred Shares and Class D Preferred Shares or Common Shares by reason of their ownership thereof, for each outstanding share of Class E Preferred Shares held by such holder, an amount per share equal to the greater of (i) the Class E Original Issue Price, plus any dividends declared but unpaid thereon, minus dividends declared following the consummation of the initial closing under that certain class E preferred share purchase agreement, dated March 21, 2018 (the “Preferred E Initial Closing”) and actually paid (without duplication), or (ii) such amount per share as would have been payable had each such share of the Class E Preferred Shares, been converted into Common Shares pursuant to Section 12 immediately prior to such Liquidation Event or Deemed Liquidation Event. The amount which a holder of Class E Preferred Shares is entitled to receive for each outstanding share of Class E Preferred Shares is hereinafter referred to as the “Class E Liquidation Amount”. If upon any such Liquidation Event or Deemed Liquidation Event, the Distributable Assets shall be insufficient to pay the holders of Class E Preferred Shares the full amount to which they shall be entitled under this Subsection 10.1, the holders of Class E Preferred Shares shall share ratably in any distribution of the Distributable Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full up to the Class E Liquidation Amount.

10.3.	Payments to Holders of Class D Preferred Shares. Upon payment in full of the amounts required to be paid by Subsection 10.1, the holders of Class D Preferred Shares then outstanding shall be entitled to receive out of any Distributable Assets, prior and in preference to the distribution of any Distributable Assets to the holders of Class A Preferred Shares, Class B Preferred Shares, Class C-2 Preferred Shares and Class C Preferred Shares or Common Shares by reason of their ownership thereof, for each outstanding share of Class D Preferred Shares held by such holder, an amount per share equal to the greater of (i) the Class D Original Issue Price, plus any dividends declared but unpaid thereon, minus dividends declared following the Preferred E Initial Closing and actually paid (without duplication), or (ii) such amount per share as would have been payable had each such share of the Class D Preferred Shares, been converted into Common Shares pursuant to Section 12 immediately prior to such Liquidation Event or Deemed Liquidation Event. The amount which a holder of Class D Preferred Shares is entitled to receive for each outstanding share of Class D Preferred Shares is hereinafter referred to as the “Class D Liquidation Amount”. If upon any such Liquidation Event or Deemed Liquidation Event, the Distributable Assets shall be insufficient to pay the holders of Class D Preferred Shares the full amount to which they shall be entitled under this Subsection 10.1, the holders of Class D Preferred Shares shall share ratably in any distribution of the Distributable Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full up to the Class D Liquidation Amount.

10.4.	Payments to Holders of Class C-2 Preferred Shares and Class C Preferred Shares. Upon payment in full of the amounts required to be paid by Subsection 10.1 and 10.3, the holders of Class C-2 Preferred Shares and Class C Preferred Shares then outstanding shall be entitled to receive out of any remaining Distributable Assets (if any), prior and in preference to the distribution of any Distributable Assets to the holders of Class A Preferred Shares, Class B Preferred Shares or Common Shares by reason of their ownership thereof, for each outstanding share of Class C-2 Preferred Shares and Class C Preferred Shares held by such holder, an amount per share equal to the greater of (i) the Class C-2 Original Issue Price or the Class C Original Issue Price, as applicable, plus any dividends declared but unpaid thereon, minus dividends declared following the Preferred E Initial Closing and actually paid (without duplication), or (ii) such amount per share as would have been payable had each such share of the Class C-2 Preferred Shares or Class C Preferred Shares, as applicable, been converted into Common Shares pursuant to Section 12 immediately prior to such Liquidation Event or Deemed Liquidation Event. The amount which a holder of Class C-2 Preferred Shares is entitled to receive for each outstanding share of Class C-2 Preferred Shares is hereinafter referred to as the “Class C-2 Liquidation Amount” and the amount which a holder of Class C Preferred Shares is entitled to receive for each outstanding share of Class C Preferred Shares is hereinafter referred to as the “Class C Liquidation Amount”. If upon any such Liquidation Event or Deemed Liquidation Event, the Distributable Assets shall be insufficient to pay the holders of Class C-2 Preferred Shares and the Class C Preferred Shares the full amount to which they shall be entitled under this Subsection 10.4, the holders of Class C-2 Preferred Shares and Class C Preferred Shares shall share ratably in any distribution of the remaining Distributable Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full up to the Class C-2 Liquidation Amount and the Class C Liquidation Amount.

10.5.	Payments to Holders of Class B Preferred Shares. Upon payment in full of the amounts required to be paid by Subsection 10.1, 10.3 and Subsection 10.4, the holders of Class B Preferred Shares then outstanding shall be entitled to receive out of any remaining Distributable Assets (if any), prior and in preference to the distribution of any Distributable Assets to the holders of Class A or Common Shares by reason of their ownership thereof, for each outstanding share of Class B Preferred Shares held by such holder, an amount per share equal to the greater of (i) the Class B Original Issue Price, minus dividends declared following the Preferred E Initial Closing and actually paid (without duplication), or (ii) such amount per share as would have been payable had each such share been converted into Common Shares pursuant to Section 12 immediately prior to such Liquidation Event or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Class B Liquidation Amount”). If upon any such Liquidation Event or Deemed Liquidation Event, the Distributable Assets shall be insufficient to pay the holders of Class B Preferred Shares the full amount to which they shall be entitled under this Subsection 10.5, the holders of Class B Preferred Shares shall share ratably in any distribution of the remaining Distributable Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full up to the Class B Liquidation Amount.

10.6.	Payments to Holders of Class A Preferred Shares. Upon payment in full of the amounts required to be paid by Subsection 10.1, Subsection 10.4, Subsection 10.5 and Subsection 10.4 10.5, the holders of Class A Preferred Shares then outstanding shall be entitled to receive out of any remaining Distributable Assets (if any), prior and in preference to the distribution of any Distributable Assets to the holders of Common Shares by reason of their ownership thereof, for each outstanding share of Class A Preferred Shares held by such holder, an amount per share equal to the greater of (i) the Class A Original Issue Price, minus dividends declared following the Preferred E Initial Closing and actually paid (without duplication), or (ii) such amount per share as would have been payable had each such share been converted into Common Shares pursuant to Section 12 immediately prior to such Liquidation Event or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Class A Liquidation Amount”). If upon any such Liquidation Event or Deemed Liquidation Event, the Distributable Assets shall be insufficient to pay the holders of Class A Preferred Shares the full amount to which they shall be entitled under this Subsection 10.6, the holders of Class A Preferred Shares shall share ratably in any distribution of the remaining Distributable Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full up to the Class A Liquidation Amount.

10.7.	Distribution of Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of Class F Preferred Shares, Class E Preferred Shares, Class D Preferred Shares, Class C-2 Preferred Shares, Class C Preferred Shares, Class B Preferred Shares and Class A Preferred Shares, the remaining Distributable Assets (if any) shall be distributed to the holders of Common Shares, pro rata, based on the number of Common Shares held by each such holder.

10.8.	Deemed Liquidation Events

10.8.1.	Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) the holders of a majority of the outstanding Preferred Shares, voting together as a single class, and (ii) the holders of a majority of the outstanding Class F, E, D, C and Class C-2 Preferred Shares, voting together as a single class (the “Requisite Preferred Holders”), elect otherwise by written notice sent to the Company prior to the effective date of any such event, provided, however, and for avoidance of any doubt, that even in case where the Requisite Preferred Holders elect otherwise by written consent, the amounts payable to the holders of Class E Preferred Shares shall not be less than the Distributable Assets that would have been paid to the holders of Class E Preferred Shares in such Deemed Liquidation Event had the Requisite Preferred Holders not determined that such event shall not be considered a Deemed Liquidation Event, and the amounts payable to the holders of Class F Preferred Shares shall not be less than the Distributable Assets that would have been paid to the holders of Class F Preferred Shares in such Deemed Liquidation Event had the Requisite Preferred Holders not determined that such event shall not be considered a Deemed Liquidation Event:

(a)	a merger, consolidation or other reorganization in which

(i)	the Company is a constituent party or

(ii)	a Subsidiary of the Company is a constituent party and the Company issues shares pursuant to such merger or consolidation,

except any such merger, consolidation or other reorganization involving the Company or a Subsidiary in which the shares of the Company outstanding immediately prior to such merger, consolidation or other reorganization continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger, consolidation or other reorganization, at least a majority by voting power, of the shares of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 10.8.1, all shares issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger, consolidation or other reorganization shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger, consolidation or other reorganization on the same terms as the actual outstanding shares are converted or exchanged);

(b)	the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company of all or substantially all the assets of the Company and its Subsidiaries taken as a whole or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Subsidiary of the Company; or

(c)	the sale, exchange or transfer by the Company’s shareholders of voting control of the Company or any Subsidiary, in a single transaction or series of related transactions.

10.8.2.	Effecting a Deemed Liquidation Event.

(a)	The Company shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 10.8.1(a)(i) above unless the agreement or plan of merger, consolidation or other reorganization for such transaction (the “Merger Agreement”) provides that the consideration payable to the shareholders of the Company shall be allocated among the holders of shares of the Company in accordance with Subsections 10.1 through 10.7 above.

(b)	In the event of a Deemed Liquidation Event referred to in Subsection 10.8.1(a)(ii) or 10.8.1(b) above, if the Company does not effect a dissolution of the Company or distribution of the consideration to the shareholders of the Company in accordance with Subsections 10.1 through 10.7 above within 120 days after such Deemed Liquidation Event, then (i) the Company shall send a written notice to each holder of Preferred Shares no later than the 120th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such Preferred Shares pursuant to Section 14, and (ii) the Company shall use the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Company) (the “Net Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding Preferred Shares at a price per share equal to the Class F Liquidation Amount, Class E Liquidation Amount, Class D Liquidation Amount, the Class C-2 Liquidation Amount, the Class C Liquidation Amount, Class B Liquidation Amount or Class A Liquidation Amount, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding Preferred Shares or if the Company does not have sufficient lawfully available funds to effect such redemption, the Company shall first redeem a pro rata portion of each holder’s Class F Liquidation Amount, and then, if there are remaining Net Proceeds, redeem a pro rata portion of each holder’s Class E Liquidation Amount, and then, if there are remaining Net Proceeds, redeem a pro rata portion of each holder’s Class D Liquidation Amount, and then, if there are remaining Net Proceeds, redeem a pro rata portion of each holder’s Class C Preferred Shares and Class C-2 Preferred Shares, and then, if there are remaining Net Proceeds, redeem a pro rata portion of each holder’s Class B Preferred Shares, and then, if there are remaining Net Proceeds, redeem a pro rata portion of each holder’s Class A Preferred Shares, to the fullest extent of such available Net Proceeds or such lawfully available funds, as the case may be, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Company has funds legally available therefor. The provisions of Section 14 below shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Shares pursuant to this Subsection 10.8.2(b). Prior to the distribution or redemption provided for in this Subsection 10.8.2(b), the Company shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

10.8.3.	Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of shares of the Company upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Company.

10.8.4.	Allocation of Escrow. In the case of a Deemed Liquidation Event pursuant to Subsection 10.8.1(a)(i) above, if any portion of the consideration payable to the shareholders of the Company is placed into escrow and/or is payable to the shareholders of the Company subject to contingencies, unless otherwise shall be determined in good faith by the Company’s Board of Directors, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of shares of the Company in accordance with Subsections 10.1 through 10.7 above as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the shareholders of the Company upon release from escrow or satisfaction of contingencies shall be allocated among the holders of shares of the Company in accordance with Subsections 10.1 through 10.7 above after taking into account the previous payment of the Initial Consideration as part of the same transaction.

11.	Voting.

11.1.	General. On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each holder of outstanding Preferred Shares shall be entitled to cast the number of votes equal to the number of whole shares into which the Preferred Shares held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Memorandum or the Articles, holders of Preferred Shares shall vote together with the holders of Common Shares as a single class.

11.2.	Election of Directors. The Shares shall confer rights to appoint directors in accordance with the Articles.

11.3.	Protective Provisions.

11.3.1.	At any time when Preferred Shares are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or other reorganization or otherwise, do any of the following and shall not permit any of its Subsidiaries to do any of the following without (in addition to any other vote required by law or this Memorandum or the Articles) the written consent or affirmative vote of the holders of a majority of the outstanding Preferred Shares, voting together as a single and separate class, given in writing or by vote at a meeting, if the matter is within the authority of the shareholders of the Company, or without the written consent or affirmative vote of either the Class C Director or the Class A/B Director, given in writing or by vote at a meeting, if the matter is within the authority of the Board of Directors of the Company, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)	(i) create, or authorize the creation of, or issue or obligate itself to issue shares of, any class or series of shares unless the same ranks junior to the Class C Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and redemption rights, (ii) increase the authorized number of Class F Preferred Shares, Class E Preferred Shares ,Class D Preferred Shares, Class C Preferred Shares or Class C-2 Preferred Shares or (iii) increase the authorized number of shares of any additional class or series of shares unless the same ranks junior to the Class C Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and redemption rights;

(b)	create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any Subsidiary to take any such action with respect to any debt security (including guarantees other than for trade accounts of the Company or a Subsidiary and excluding for the purpose of payments to processors or clearing accounts arising in the ordinary course of business and further excluding any hedging, financial instruments (including securities, commodities and cryptocurrencies) lending and borrowing transactions or financial instruments repurchase transactions backed by financial instruments, and the collateral arrangements in respect thereof, entered into in the ordinary course of business), if the aggregate indebtedness of the Company and its Subsidiaries for borrowed money following such action would exceed $75,000,000;

(c)	purchase or redeem (or permit any Subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of the Company other than (i) redemptions of or dividends or distributions on the Preferred Shares as expressly authorized in this Memorandum, (ii) dividends or other distributions payable on the Common Shares solely in the form of additional shares, and (iii) repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any Subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(d)	effect any (i) merger, consolidation or Liquidation Event, (ii) liquidation, dissolution or winding up of any Subsidiary or (iii) Deemed Liquidation Event, or consent to any of the foregoing, unless (1) such transaction results in the distribution of the Distributable Assets to the holders of the Class E, D, C and C-2 Preferred Shares which are allocated in accordance with Section 2 above, and which amount is payable in full at the closing of such transaction in cash or in publicly-traded securities on or through the facilities of the Nasdaq Global Market or the New York Shares Exchange or other stock exchange approved by the Company’s Board of Directors including the Class C Director or the Class A/B Director, and (2) the holders of Class F, E, D, C and C-2 Preferred Shares shall not be subject to escrow, indemnity, claw-back and any other similar forfeiture provisions in connection with the Sale of the Company more restrictive on a proportional or absolute basis than those to which the holders of Common Shares shall be subject to in connection with such transaction;

(e)	alter or change the rights, preferences or privileges of the shares of the Class F Preferred Shares, the Class E Preferred Shares, the Class D Preferred Shares, the Class C Preferred Shares, the Class C-2 Preferred Shares, the Class B Preferred Shares or the Class A Preferred Shares so as to affect adversely such shares;

(f)	create, or hold shares in, or otherwise acquire an interest in any entity that is not wholly owned (either directly or through one or more other Subsidiaries) by the Company;

(g)	sell, transfer or otherwise dispose of any shares or other interest of any direct or indirect Subsidiary of the Company, or permit any direct or indirect Subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such Subsidiary or permit direct or indirect Subsidiaries to issue any shares or other interest other than to the Company or any other Subsidiary of the Company;

(h)	amend, alter, waive or repeal, whether by merger, consolidation or other reorganization or otherwise, any provision of the Memorandum and Articles of Association of the Company in any manner that alters or changes the rights, preferences or privileges of the shares of the Class F Preferred Shares, Class E Preferred Shares, Class D Preferred Shares, the Class C Preferred Shares, the Class C-2 Preferred Shares, the Class B Preferred Shares or the Class A Preferred Shares, so as to adversely affect such shares, it being clarified that the creation, authorization or issuance of a new class of shares, whether or not having rights, preferences or privileges equal or senior to any of the Class F Preferred Shares, Class E Preferred Shares, Class D Preferred Shares, the Class C Preferred Shares, the Class C-2 Preferred Shares, the Class B Preferred Shares or the Class A Preferred Shares, shall not be deemed an alteration or change of the rights of any such class of shares;

(i)	increase or decrease the authorized number of directors constituting the Board of Directors, other than increases in connection with a bona fide equity financing of the Company in which the securities issued in connection therewith rank junior to the Class E, D, C and C-2 Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and redemption rights;

(j)	materially change the principal business of the Company or its Subsidiaries; or

(k)	otherwise enter into or be a party to any transaction with any director of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of any such person, except for transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors.

11.3.2.

At any time when Class F Preferred Shares are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or other reorganization or otherwise, do any of the following and shall not permit any of its Subsidiaries to do any of the following without (in addition to any other vote required by law or this Memorandum or the Articles) the written consent or affirmative vote of the holders of a majority of the Class F Preferred Shares, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

Alter or change the powers, preferences or special rights of the Class F Preferred Shares, including without limitation Sections 12.4.4 and 13.1, so as to affect the Class F Preferred Shares adversely, but shall not so affect the Class F, E, D, C and C-2 Preferred Shares together as a single class.

11.3.3.	At any time when Class E Preferred Shares are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or other reorganization or otherwise, do any of the following and shall not permit any of its Subsidiaries to do any of the following without (in addition to any other vote required by law or this Memorandum or the Articles) the written consent or affirmative vote of the holders of a majority of the Class E Preferred Shares, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

Alter or change the powers, preferences or special rights of the Class E Preferred Shares, including without limitation Sections 12.4.4 and 13.1, so as to affect the Class E Preferred Shares adversely, but shall not so affect the Class F, E, D, C and C-2 Preferred Shares together as a single class.

11.3.4.

At any time when Class D Preferred Shares are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or other reorganization or otherwise, do any of the following and shall not permit any of its Subsidiaries to do any of the following without (in addition to any other vote required by law or this Memorandum or the Articles) the written consent or affirmative vote of the holders of a majority of the Class D Preferred Shares, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

Alter or change the powers, preferences or special rights of the Class D Preferred Shares so as to affect the Class D Preferred Shares adversely, but shall not so affect the Class F, E, D, C and C-2 Preferred Shares together as a single class.

11.3.5.	At any time when Class C and C-2 Preferred Shares are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or other reorganization or otherwise, do any of the following and shall not permit any of its Subsidiaries to do any of the following without (in addition to any other vote required by law or this Memorandum or the Articles) the written consent or affirmative vote of the holders of a majority of the Class C and C-2 Preferred Shares, given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

Alter or change the powers, preferences or special rights of the Class C and C-2 Preferred Shares so as to affect the Class C and C-2 Preferred Shares adversely, but shall not so affect the Class F, E, D, C and C-2 Preferred Shares together as a single class.

12.	Optional Conversion.

The holders of the Preferred Shares shall have conversion rights as follows (the “Conversion Rights”):

12.1.	Right to Convert.

12.1.1.	Conversion Ratio. Each Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares as is determined by dividing (i) in the case of the Class F Preferred Shares, the Class F Original Issue Price by the Class F Conversion Price (as defined below) in effect at the time of conversion; (ii) in the case of the Class E Preferred Shares, the Class E Original Issue Price by the Class E Conversion Price (as defined below) in effect at the time of conversion; (iii) in the case of the Class D Preferred Shares, the Class D Original Issue Price by the Class D Conversion Price (as defined below) in effect at the time of conversion; (iv) in the case of the Class C-2 Preferred Shares, the Class C-2 Original Issue Price by the Class C-2 Conversion Price (as defined below) in effect at the time of conversion, (v) in the case of the Class C Preferred Shares, the Class C Original Issue Price by the Class C Conversion Price (as defined below) in effect at the time of conversion, (vi) in the case of the Class B Preferred Shares, the Class B Original Issue Price by the Class B Conversion Price (as defined below) in effect at the time of conversion, and (vii) in the case of the Class A Preferred Shares, the Class A Original Issue Price by the Class A Conversion Price (as defined below) in effect at the time of conversion. The “Class F Conversion Price” shall initially be equal to $150.754672. The “Class E Conversion Price” shall initially be equal to $41.11. The “Class D Conversion Price” shall initially be equal to $12.32065. The “Class C- 2 Conversion Price” shall initially be equal to $9.6613. The “Class C Conversion Price” shall initially be equal to $4.9. The “Class B Conversion Price” shall initially be equal to $2.2523. The “Class A Conversion Price” shall initially be equal to $0.9617. Such Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C-2 Conversion Price, Class C Conversion Price, Class B Conversion Price, and Class A Conversion Price, and the rate at which Class F Preferred Shares, Class E Preferred Shares, Class D Preferred Shares, Class C-2 Preferred Shares, Class C Preferred Shares, Class B Preferred Shares, and Class A Preferred Shares may be converted into shares, shall be subject to adjustment as provided below.

12.1.2.	Termination of Conversion Rights. In the event of a Liquidation Event or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or the Class F Preferred Shares, as applicable.

12.2.	Fractional Shares. No fractional shares shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Shares as determined in good faith by the Board of Directors of the Company. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Preferred Shares the holder is at the time converting into Common Shares and the aggregate number of shares issuable upon such conversion.

12.3.	Mechanics of Conversion.

12.3.1.	Notice of Conversion. In order for a holder of Preferred Shares to voluntarily convert Preferred Shares into shares, such holder shall surrender the certificate or certificates for such Preferred Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Preferred Shares, or to his, her or its nominees, a certificate or certificates for the number of full shares issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the Preferred Shares represented by the surrendered certificate that were not converted into Common Shares, and cash as provided in Subsection 12.2 in lieu of any fraction of a share of Common Shares otherwise issuable upon such conversion and payment of any declared but unpaid dividends on the Preferred Shares converted.

12.3.2.	Reservation of Shares. The Company shall at all times when Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Preferred Shares, such number of its duly authorized shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorized but unissued shares shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Memorandum or the Articles. Before taking any action which would cause an adjustment reducing the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class C-2 Conversion Price, Class D Conversion Price, Class E Conversion Price or Class F Conversion Price below the then par value of the shares issuable upon conversion of the Preferred Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares at such adjusted Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class C-2 Conversion Price, Class D Conversion Price, Class E Conversion Price or Class F Conversion Price.

12.3.3.	Effect of Conversion. All Preferred Shares which shall have been surrendered for conversion as provided in this Memorandum shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any Preferred Shares so converted shall be cancelled and may not be reissued as shares of such class, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Preferred Shares accordingly.

12.3.4.	No Further Adjustment. Upon any such conversion, no adjustment to the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class C-2 Conversion Price, Class D Conversion Price, Class E Conversion Price or Class F Conversion Price shall be made for any declared but unpaid dividends on the Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares as applicable, surrendered for conversion or on the Common Shares delivered upon conversion.

12.3.5.	Taxes. The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares upon conversion of Preferred Shares pursuant to this Section 12. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in a name other than that in which the Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

12.4.	Adjustments to Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price and Class C-2 Conversion Price for Diluting Issues.

12.4.1.	Special Definitions. For purposes of this section 12.4, the following definitions shall apply:

(a)	“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities.

(b)	“Class F Original Issue Date” shall mean the date on which the first share of Class F Preferred Shares was issued.

(c)	“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares, but excluding Options.

(d)	“Additional Shares” shall mean all shares issued (or, pursuant to Subsection 12.4.3 below, deemed to be issued) by the Company after the Class F Original Issue Date, other than the following shares, and shares deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(i)	shares, Options or Convertible Securities issued as a dividend or distribution on Preferred Shares;

(ii)	shares, Options or Convertible Securities issued by reason of a dividend, shares split, split-up or other distribution on shares that is covered by Subsections 12.5, 12.6, 12.7 or 12.8 below;

(iii)	up to such number of shares or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, including the Class C Director or the Class A/B Director;

(iv)	shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company, including the Class C Director or the Class A/B Director;

(v)	shares, Options or Convertible Securities issued in strategic transactions for primarily non-equity financing purposes approved by the Board of Directors of the Company, including the Class C Director or the Class A/B Director;

(vi)	shares issued upon the exercise or conversion of Options or Convertible Securities, as applicable, which are outstanding prior to the Class F Original Issue Date, in each case provided such issuance is pursuant to the terms of such Option or Convertible Securities;

(vii)	shares or Convertible Securities issued pursuant to the bona fide acquisition of another company by the Company by merger, purchase of substantially all of the assets or other reorganization, provided that such issuances are approved by the Board of Directors of the Company;

(viii)	other than for purposes of the application of Article 12.4.4 to the Class F Preferred Shares, shares of Common Stock issued pursuant to the sale of such shares to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended or the equivalent laws of another jurisdiction (“IPO”) or in connection with a Reverse Listing, provided that such issuance is approved by the Board of Directors of the Company; or

(ix)	which have been determined by holders of a majority of the then outstanding Class F, E, D, C and C-2 Preferred Shares, voting as a single class (the “Preferred C, C-2, D, E and F Majority”) not to be deemed “Additional Shares”.

12.4.2.	No Adjustment of the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, the Class C Conversion Price and the Class C-2 Conversion Price. No adjustment in the Class F Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares if the Company receives written notice from the holders of a majority of the then outstanding Class F Preferred Shares, voting as a single and separate class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares. No adjustment in the Class E Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares if the Company receives written notice from the holders of a majority of the then outstanding Class E Preferred Shares, voting as a single and separate class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares. No adjustment in the Class D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares if the Company receives written notice from the holders of a majority of the then outstanding Class D Preferred Shares, voting as a single and separate class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares. No adjustment in the Class C Conversion Price or the Class C-2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares if the Company receives written notice from the holders of a majority of the then outstanding Class C Preferred Shares and Class C-2 Preferred Shares, voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares.

12.4.3.	Deemed Issue of Additional Shares.

(a)	If the Company at any time or from time to time after the Class F Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)	If the terms of any Option or Convertible Securities, the issuance of which resulted in an adjustment to the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, the Class C Conversion Price or the Class C-2 Conversion Price, as applicable, pursuant to the terms of Subsection 12.4.4 below, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Securities (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Securities) to provide for either (1) any increase or decrease in the number of shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Securities or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, computed upon the original issue of such Option or Convertible Securities (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Securities. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, to an amount which exceeds the lower of (i) the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Securities, or (ii) the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, that would have resulted from any issuances of Additional Shares (other than deemed issuances of Additional Shares as a result of the issuance of such Option or Convertible Securities) between the original adjustment date and such readjustment date.

(c)	If the terms of any Option or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, pursuant to the terms of Subsection 12.4.4 below (either because the consideration per share (determined pursuant to Subsection 12.4.5 hereof) of the Additional Shares subject thereto was equal to or greater than the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, then in effect, or because such Option or Convertible Securities was issued before the Class F Original Issue Date, are revised after the Class F Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Securities (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Securities) to provide for either (1) any increase or decrease in the number of shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Securities or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Securities, as so amended or adjusted, and the Additional Shares subject thereto (determined in the manner provided in Subsection 12.4.3(a) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)	Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Securities (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, pursuant to the terms of Subsection 12.4.4 below, the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, shall be readjusted to such Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, as would have obtained had such Option or Convertible Securities (or portion thereof) never been issued.

(e)	If the number of shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Securities, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Securities is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, provided for in this Subsection 12.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 12.4.3). If the number of shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Securities, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Securities is issued or amended, any adjustment to the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, that would result under the terms of this Subsection 12.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, that such issuance or amendment took place at the time such calculation can first be made.

12.4.4.	Adjustment of the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price upon Issuance of Additional Shares.

In the event the Company shall at any time after the Class F Original Issue Date issue Additional Shares (including Additional Shares deemed to be issued pursuant to Subsection 12.4.3), without consideration or for a consideration per share less than the Class F Conversion Price, the Class E Conversion Price, the Class D Conversion Price, the Class C Conversion Price or the Class C-2 Conversion Price, as applicable, in effect immediately prior to such issue, then the Class F Conversion Price, the Class E Conversion Price, the Class D Conversion Price, the Class C Conversion Price or the Class C-2 Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)	“CP2” shall mean the Class F Conversion Price, the Class E Conversion Price, the Class D Conversion Price, the Class C Conversion Price or the Class C-2 Conversion Price, as applicable, in effect immediately after such issue of Additional Shares;

(ii)	“CP1” shall mean the Class F Conversion Price, the Class E Conversion Price, the Class D Conversion Price, the Class C Conversion Price or the Class C-2 Conversion Price, as applicable, in effect immediately prior to such issue of Additional Shares;

(iii)	“A” shall mean the number of shares outstanding immediately prior to such issue of Additional Shares (treating for this purpose as outstanding all shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)	“B” shall mean the number of shares that would have been issued if such Additional Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(v)	“C” shall mean the number of such Additional Shares issued in such transaction.

12.4.5.	Determination of Consideration. For purposes of this Subsection 12.4, the consideration received by the Company for the issue of any Additional Shares shall, subject to the Act, be computed as follows:

(a)	Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

(iii)	in the event Additional Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Company.

(b)	Options and Convertible Securities. The consideration per share received by the Company for Additional Shares deemed to have been issued pursuant to Subsection 12.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

12.4.6.	Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price pursuant to the terms of Subsection 12.4.4 above then, upon the final such issuance, the Class F Conversion Price, Class E Conversion Price, Class D Conversion Price, Class C Conversion Price or Class C-2 Conversion Price, as applicable, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

12.5.	Adjustment for Shares Splits and Combinations. If the Company shall at any time or from time to time after the Class F Original Issue Date, effect a stock split or subdivision of the outstanding Common Shares, the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class C-2 Conversion Price, Class D Conversion Price, Class E Conversion Price and the Class F Conversion Price in effect immediately before that stock split or subdivision shall be proportionately decreased so that the number of shares issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares outstanding. If the Company shall at any time or from time to time after the Class F Original Issue Date, combine the outstanding shares, the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class C-2 Conversion Price, Class D Conversion Price, Class E Conversion Price and the Class F Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

12.6.	Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Class F Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable on the Common Shares in additional shares, then and in each such event the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class C-2 Conversion Price, Class D Conversion Price, Class E Conversion Price and the Class F Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Class A Conversion Price, the Class B Conversion Price, the Class C Conversion Price, the Class C-2 Conversion Price, the Class D Conversion Price, the Class E Conversion Price or the Class F Conversion Price as applicable, then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class C-2 Conversion Price, Class D Conversion Price, Class E Conversion Price and Class F Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class C-2 Conversion Price, Class D Conversion Price, Class E Conversion Price and the Class F Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made if the holders of Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, as applicable, simultaneously receive a dividend or other distribution of shares in a number equal to the number of shares as they would have received if all outstanding Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, as applicable, had been converted into Common Shares on the date of such event.

12.7.	Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Class F Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares in respect of outstanding shares) or in other property and the provisions of Section 9 do not apply to such dividend or distribution, then and in each such event the holders of Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares shall receive, simultaneously with the distribution to the holders of Common Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, as applicable, had been converted into Common Shares on the date of such event.

12.8.	Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 10.7, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Shares (but not the Preferred Shares) are converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 12.4, 12.6 or 12.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Preferred Share shall thereafter be convertible in lieu of the Common Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of the Company issuable upon conversion of one share of such series immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions in this Section 12 with respect to the rights and interests thereafter of the holders of the Preferred Shares to the end that the provisions set forth in this Section 12 (including provisions with respect to changes in and other adjustments of the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class C-2 Conversion Price, Class D Conversion Price, Class E Conversion Price and the Class F Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or the Class F Preferred Shares.

12.9.	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class C-2 Conversion Price, Class D Conversion Price, Class E Conversion Price or Class F Conversion Price pursuant to this Section 12, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, as applicable, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, as applicable, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, as applicable, (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class C-2 Conversion Price, Class D Conversion Price, Class E Conversion Price or the Class F Conversion Price, as applicable, then in effect, and (ii) the number of shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, as applicable.

12.10.	Notice of Record Date. In the event:

(a)	the Company shall take a record of the holders of its Common Shares (or other shares or securities at the time issuable upon conversion of the Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other security; or

(b)	of any reorganization of the share structure of the Company, any reclassification of the Common Shares of the Company, or any Deemed Liquidation Event; or

(c)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the holders of the Preferred Shares a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other shares or securities at the time issuable upon the conversion of the Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares or Class F Preferred Shares, as applicable) shall be entitled to exchange their shares (or such other shares or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, Class C-2 Preferred Shares, Class D Preferred Shares, Class E Preferred Shares, Class F Preferred Shares and the Common Shares. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

13.	Mandatory Conversion.

13.1.	Trigger Events. Upon either (a) the date and time, or the occurrence of an event, specified in writing by the Preferred C, C-2, D, E and F Majority, or (b) the closing of an IPO approved by the Board of Directors provided that (1) such offering results in at least $100,000,000 of gross proceeds, net of the underwriting discount and commissions, to the Company; and (2) the Common Shares are listed for trading on either the New York Shares Exchange or the NASDAQ National Market or other stock exchange approved by the Company’s Board of Directors including the Class C Director or the Class A/B Director (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to in this Memorandum as the “Mandatory Conversion Time”) (this Subsection 13.1(b), a “QPO”), or (c) the closing of a Reverse Listing, (i) all outstanding Preferred Shares shall automatically be converted into Common Shares, at the then effective conversion ratio of each class of Preferred Shares and (ii) such shares may not be reissued by the Company; provided, however, that if the price per share in such QPO will be less than 1.5 times the Class E Original Issue Price, the Conversion of the Class E Preferred Shares shall also require the consent of the holders of a majority of the then outstanding Class E Preferred Shares.

Notwithstanding anything to the contrary, in the event of a conversion of all Preferred Shares pursuant to Section 13.1(a),

(i)	and the Company consummates a Deemed Liquidation Event prior to an IPO or Reverse Listing, THEN, the Distributable Assets payable to the holders of Class E Preferred Shares in such Deemed Liquidation Event shall not be less than the Distributable Assets that would have been paid to the holders of Class E Preferred Shares in such Deemed Liquidation Event had the Class E Preferred Shares not been converted into Common Shares, and the Distributable Assets payable to the holders of Class F Preferred Shares in such Deemed Liquidation Event shall not be less than the Distributable Assets that would have been paid to the holders of Class F Preferred Shares in such Deemed Liquidation Event had the Class F Preferred Shares not been converted into Common Shares.

(ii)	if such conversion is effected in conjunction with an IPO which does not qualify as a QPO or a Reverse Listing, and the price per share in such IPO or Reverse Listing is lower than the Class E Original Issue Price, then immediately prior to the closing of such IPO or Reverse Listing, the Class E Preferred Shares conversion price (and consequently the conversion ratio) shall be adjusted based on the following formula (i.e. the price per share in such IPO or Reverse Listing shall be deemed to be the issuance of Additional Shares):

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Class E Conversion Price in effect immediately after such issue of Additional Shares;

“CP1” shall mean the Class E Conversion Price, in effect immediately prior to such issue of Additional Shares;

“A” shall mean the number of Class E Preferred Shares outstanding immediately prior to such issue of Additional Shares (treating for this purpose as outstanding all Class E Preferred Shares issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue) (i.e., “narrow-based”); “B” shall mean the number of shares that would have been issued if such Additional Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares issued in such transaction.

13.2.	Procedural Requirements. All holders of record of Preferred Shares shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such Preferred Shares pursuant to this Section 13. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of Preferred Shares shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of shares to which such holder is entitled pursuant to this Section 13. At the Mandatory Conversion Time, all outstanding Preferred Shares shall be deemed to have been converted into shares, which shall be deemed to be outstanding of record, and all rights with respect to the Preferred Shares so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the last sentence of this Subsection 13.2. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Shares, the Company shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 12.2 in lieu of any fraction of a share of Common Shares otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the Preferred Shares converted.

13.3.	Effect of Mandatory Conversion. All Preferred Shares shall, from and after the Mandatory Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Mandatory Conversion Time, except only the right of the holders thereof to receive shares in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Such converted Preferred Shares shall be cancelled and may not be reissued as shares of such class, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Preferred Shares accordingly.

14.	Redemption Mechanics.

14.1.	Redemption Notice. Upon the occurrence of the event described in Subsection (b)10.8.2(b), a written notice of the mandatory redemption (the “Redemption Notice”) shall be sent to each holder of record of Preferred Shares not less than 40 days prior to each redemption date (the date of each such installment being referred to as a “Redemption Date”). Each Redemption Notice shall state:

(a)	the number of Preferred Shares held by the holder that the Company shall redeem on the Redemption Date specified in the Redemption Notice;

(b)	the Redemption Date and the price being paid per share (the “Redemption Price”);

(c)	the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 12.1); and

(d)	that the holder is to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Preferred Shares to be redeemed.

14.2.	Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of Preferred Shares to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 12, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the Preferred Shares represented by a certificate are redeemed, a new certificate representing the unredeemed Preferred Shares shall promptly be issued to such holder.

14.3.	Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the Preferred Shares to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the Preferred Shares so called for redemption shall not have been surrendered, dividends with respect to such Preferred Shares shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

14.4.	Except as set forth in Subsection 10.8.2(b), the holder of the Preferred Shares shall not be required the redemption of the Preferred Shares.

15.	Redeemed or Otherwise Acquired Shares. Any Preferred Shares which are redeemed or otherwise acquired by the Company or any of its Subsidiaries shall be automatically and immediately cancelled and shall not be reissued, sold or transferred. Neither the Company nor any of its Subsidiaries may exercise any voting or other rights granted to the holders of Preferred Shares following redemption.

16.	Waiver. Any of the rights, powers, preferences and other terms of the Class C Preferred Shares or the Class C-2 Preferred Shares, as applicable, set forth in this Memorandum may be waived on behalf of all holders of Class C Preferred Shares or Class C-2 Preferred Shares, as applicable, by the affirmative written consent or vote of the holders of a majority of the Class C and C-2 Preferred Shares then outstanding, voting together as a single and separate class. Any of the rights, powers, preferences and other terms of the Class E, D, C and C-2 Preferred Shares set forth in this Memorandum may be waived on behalf of all holders of Preferred Shares, by the affirmative written consent or vote of the Preferred C, C-2, D and E Majority. Any of the rights, powers, preferences and other terms of the Preferred Shares set forth in this Memorandum may be waived on behalf of all holders of Preferred Shares, by the affirmative written consent or vote of the Requisite Preferred Holders. Any of the rights, powers, preferences and other terms of the Class D Preferred Shares, as applicable, set forth in this Memorandum may be waived on behalf of all holders of Class D Preferred Shares, as applicable, by the affirmative written consent or vote of the holders of a majority of the Class D Preferred Shares then outstanding, voting together as a single and separate class. Any of the rights, powers, preferences and other terms of the Class E Preferred Shares, as applicable, set forth in this Memorandum may be waived on behalf of all holders of Class E Preferred Shares, as applicable, by the affirmative written consent or vote of the holders of a majority of the Class E Preferred Shares then outstanding, voting together as a single and separate class. Amendments to, or waivers of, matters that require approval of the Requisite Preferred Holders, may be waived or amended only by the Requisite Preferred Holders. Any of the rights, powers, preferences and other terms of the Class F Preferred Shares, as applicable, set forth in this Memorandum may be waived on behalf of all holders of Class FPreferred Shares, as applicable, by the affirmative written consent or vote of the holders of a majority of the Class F Preferred Shares then outstanding, voting together as a single and separate class. Amendments to, or waivers of, matters that require approval of the Requisite Preferred Holders, may be waived or amended only by the Requisite Preferred Holders.

17.	Notices. Any notice required or permitted by the provisions of this clause 17 to be given to a holder of Preferred Shares shall be mailed, postage prepaid, to the post office address last shown on the records of the Company, or given by electronic communication, and shall be deemed sent upon such mailing or electronic transmission.

18.	Registered Shares Only. Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

19.	Amendments to the Memorandum and Articles

19.1.	Subject to the provisions of this Memorandum and the Act, the directors or members may from time to time amend the Memorandum or Articles by Resolution of Directors or Resolution of Members. The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of the amendment to the Memorandum or Articles, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment to the Memorandum or Articles will take effect from the date of the registration by the Registrar of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made.

19.2.	The directors shall not have the power to amend the Memorandum or Articles:

(a)	to restrict the rights or powers of the members to amend the Memorandum or Articles;

(b)	to change the percentage of members required to pass a resolution to amend the Memorandum or Articles; or

(c)	in circumstances where the Memorandum or Articles may only be amended by the members.

19.3.	A change of registered office or registered agent shall not constitute an amendment of the Memorandum or Articles.

19.4.	An amendment to the Memorandum or Articles which would have the effect of varying the rights of the holders of a class of shares may only be made in accordance with the provisions of the Memorandum and Articles relating to the variation of class rights.

20.	Stand Still Provisions

20.1.	Regulatory Standstill. The Company is engaged in a highly regulated business which requires from the Company to make Regulatory Filings to Regulatory Bodies and to obtain licenses and permits from Regulatory Bodies, and such Regulatory Filings in many cases require the submission of information and documents regarding significant or material shareholders. Therefore, notwithstanding anything herein to the contrary, unless otherwise approved by the Board of Directors (which consent shall be obtained in advance and in writing) at its sole and absolute discretion (the “Written Consent”), (A) no shareholder of the Company nor any Affiliate thereof, shall be entitled to sell transfer or otherwise dispose (“Transfer”) onto its name and to its holding and ownership any shares or other Equity Securities from the Company or any holder of such securities (e.g. any Shareholder, option holder, warrant holder etc.), if as a result of such Transfer such shareholder of the Company shall hold, together with its Affiliates (beneficially or of records) 5% or more of the Company’s share capital or the voting power represented thereby; (B) each of the Company’s Shareholders shall not Transfer to another shareholder of the Company or any Affiliate thereof, any Equity Securities held by such transferor shareholder of the Company, if as a result of such Transfer such other shareholder of the Company shall hold, together with its Affiliates (beneficially or of records) 5% or more of the Company’s share capital or the voting power represented thereby; and (C) the Company shall not issue or sell to a shareholder of the Company or any Affiliate thereof, any shares or Equity Securities of the Company, if as a result of such issuance or sale such shareholder shall hold, together with its Affiliates (beneficially or of records) 5% or more of the Company’s share capital or the voting power represented thereby. Such Written Consent (if and to the extent granted) shall specify the terms and conditions pursuant to which a shareholder of the Company may be allowed to Transfer, purchase or otherwise be issued shares or other Equity Securities onto his name. For the avoidance of doubt, such Written Consent shall be required for any additional proposed Transfer of shares or Equity Securities to a shareholder of the Company , even if such shareholder received a Written Consent with respect to the prior Transfer.

The term “Regulatory Body” as used herein shall mean any financial regulatory authority that the Company or any Subsidiary of the Company will be required to be registered with or that may be regulated under from time to time.

The term “Regulatory Filing” as used herein shall mean any filing or register with or provide any notification to any Regulatory Body.

The term “Equity Securities” as used herein shall mean, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

20.2.	Transaction Standstill. In the event that the Company is engaged, or proposes to be engaged, in discussions or negotiations regarding a potential Liquidity Event, and the Board of Directors of the Company resolves that any Transfers of Equity Securities during the time that the Company is engaged in such discussions or negotiations may interfere with, or otherwise be detrimental to or adversely affect, such discussions or negotiations or the ability of the Company to timely and effectively consummate such Liquidity Event, the Board of Directors may resolve that during the period commencing on the date resolved by the Board of Directors and ending on the date specified by the Board of Directors (such period not to exceed 120 days, provided that the Board of Directors may extend such period in the event that the discussions or negotiations regarding the Liquidity Event are ongoing or if the Company has entered into a definitive agreement with respect to the applicable Liquidity Event), no shareholder of the Company may, without the prior written consent of the Company, (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Equity Securities, in cash or otherwise. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any Equity Securities until the end of such restricted period. The restrictions under this Section 20.2 shall not apply to the Transfer of Shares from a shareholder of the Company to a Permitted Transferee of such shareholder, from such Permitted Transferee back to the original shareholder, and among the Permitted Transferees of such original shareholder.

The term “Liquidity Event” as used herein shall mean any Deemed Liquidation, IPO or Reverse Listing.

The term “Permitted Transferee” as used herein shall have the meaning given to such term in the Right of First Refusal and Co-Sale Agreement.

21.	Restrictions Due to Sanctions Laws

21.1.	Restrictions on Issuance of Shares and Share Transfers. Shares, irrespective of their class, held directly or indirectly by a Sanctioned Person (“Sanctioned Shares”) are non-Transferable, and no Shares, irrespective of their class, may be issued directly or indirectly to a Sanctioned Person, and the Board of Directors shall not register a Transfer of any Sanctioned Shares or any such issuance of Shares, unless such Transfer or issuance, in the opinion of a reputable international law firm engaged by the Board of Directors of the Company, does not create any risk of the Company becoming a target of or breaching Sanctions Laws.

21.2.	Limitations on Voting Rights. Notwithstanding anything to the contrary, Sanctioned Shares shall not confer on its holder the right to vote or participate in any Written Resolution of the members or of any class(es) of members, or otherwise confer voting rights. Sanctioned Shares shall not be counted in order of meeting quorum requirements, nor for any applicable majority requirement in this Memorandum or for any purpose of the Act. Sanctioned Shares shall not be accounted in the total number of shares eligible for voting (i.e., the denominator), unless such vote, in the opinion of a reputable international law firm engaged by the Board of Directors of the Company, does not create any risk of the Company becoming a target of or breaching Sanctions Laws.

21.3.	Limitations on Distributions. Sanctioned Shares shall not confer on its holder a right in any dividend or other distribution under this Memorandum or the Act. The Board of Directors of the Company may allow for the distribution to be paid (i) into a blocked account, escrow account or in any other manner required, necessary or advisable under the applicable Sanctions Laws if in the opinion of a reputable international law firm engaged by the Board of Directors of the Company, it does not create any risk of the Company becoming a target of or breaching Sanctions Laws, or (ii) suspend such payment.

21.4.	Limitations in Liquidity Event. Any right, including but not limited to consideration, conversion, adjustment, recapitalization, reclassification, consolidation, registration, or other right that may otherwise be attributable to a share in the event of a Liquidity Event, will be suspended in connection with any Sanctioned Shares, unless such right, in the opinion of a reputable international law firm engaged by the Board of Directors of the Company, does not create any risk of the Company becoming a target of or breaching Sanctions Laws. The Board of Directors of the Company shall have the authority to take any and all actions, or refrain from actions, that are required, necessary or advisable in order to consummate the Liquidity Event and to allocate or distribute the proceeds of any Liquidity Event in a manner that does not create any risk of the Company becoming a target of or breaching Sanctions Laws in accordance with the opinion of an international law firm engaged by the Board of Directors of the Company.

21.5.	Relevant Definitions.

“Sanctioned Person” means any person or entity: (a) that is listed on any Sanctions List or is otherwise the target of Sanctions Laws; (b) which is a Subsidiary of a Sanctioned Person; (c) which is a SSI Person.

“Sanctions Laws” means any laws, regulations, executive orders or other restrictive measures in respect of economic or financial sanctions or trade embargoes promulgated, issued, implemented, administered or enforced by: (a) the United Nations Security Council; (b) the United States; (c) the European Union; (d) the United Kingdom; and/or (e) the State of Israel; (f) any other similar law applicable to the Company and its Subsidiaries.

“Sanctions List” means any list of sanctioned persons maintained by the United Nations Security Council, the United States, the European Union, the United Kingdom and the State of Israel, including but not limited to the OFAC List of Specially Designated Nationals and Blocked Persons, the OFAC Sectoral Sanctions Identification List, the EU Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions and the UK Consolidated List of Financial Sanctions Targets, each as amended, supplemented or substituted from time to time.

“SSI Person” means (a) (i) any person or entity designated in Annex III, V or VI of EU Council Regulation No. 833/2014, as amended, supplemented or substituted from time to time, or any executive order, law, rule or regulation having similar effect and application; (ii) any person or entity established outside the European Union whose proprietary rights are directly or indirectly owned for more than fifty percent (50%) by an entity referred to in paragraph (i); or (iii) any person or entity acting on behalf of or at the direction of any of the foregoing. (b) any organisation designated on a Sectoral Sanctions Identification list published by the Secretary of the Treasury pursuant to Executive Order 13662, as amended, supplemented or substituted from time to time, or any executive order, law, rule or regulation having similar effect and application, or owned directly or indirectly for fifty percent (50%) or more in the aggregate by one or more such organisations. (c) (i) any person or entity designated in Schedule 2 to the Russia (Sanctions) (EU Exit) Regulation 2019, as amended, supplemented or substituted from time to time, or any executive order, law, rule or regulation having similar effect and application; (ii) any person or entity established outside the United Kingdom whose proprietary rights are directly or indirectly owned for more than fifty percent (50%) by an entity referred to in paragraph (i); or (iii) any person or entity acting on behalf of or at the direction of any of the foregoing.

22.	Definitions and Interpretation

22.1.	In this memorandum of association and the attached articles of association:

“Act”	means the BVI Business Companies Act, 2004;
“Articles”	means the Company’s articles of association as attached to this Memorandum, and “Article” shall be construed accordingly;
“Memorandum”	means the Company’s memorandum of association;
“Right of First Refusal and Co-Sale Agreement”	means the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement dated , 2023, among the Company and the parties thereto, as may be further amended and/or restated from time to time;
“Registrar”	means the Registrar of Corporate Affairs appointed under the Act;
“Resolution of Directors”

means a resolution by the majority of the directors of the Company passed either at a meeting of directors, or by way of a Written Resolution, in either case in accordance with the provisions of the Articles;

“Resolution of Members”

means a resolution by the members holding a majority of the voting rights in respect of such resolution passed either at a meeting of members, or by way of a Written Resolution, in either case in accordance with the provisions of the Articles;

“Reverse Listing”

means a merger, consolidation, share exchange, share purchase or other business combination between (1) the shareholders of the Company, the Company and/or a subsidiary of the Company and (2) a publicly listed “operating company” or “special purpose acquisition company” and/or its shareholders (or a subsidiary of the publicly listed company), in connection with which either (x) the Company becomes a publicly listed Company (or a subsidiary of a publicly listed company), or (y) the shareholders of the Company immediately prior to the closing of such merger, consolidation, share exchange, share purchase or other business combination hold or have the right, by virtue of their shareholdings in the Company, to acquire or to be issued, immediately following the closing of such merger, consolidation, share exchange, share purchase or other business combination, the majority shareholding in a publicly listed company that is the surviving entity of such merger, consolidation, share exchange, share purchase or other business combination;

“Subsidiary”

means, with respect to the Company or any other person or entity, any corporation, association, partnership, limited liability company, trust or other entity of which more than fifty percent (50%) of the total voting power, whether by way of contract or otherwise, of shares or other equity interests (including limited liability company or partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly (e.g., through another Subsidiary), by (a) the Company or such other person or entity (b) the Company or such other person or entity and one or more of its Subsidiaries, or (c) one or more Subsidiaries of the Company or such other person or entity.

“Transfer”	means any direct or indirect assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbrance; and
“Written Resolution”	means a resolution of members or directors (as applicable) consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice. A Written Resolution may consist of several documents, including written electronic communications, in like form each signed or assented to by one or more members or directors (as applicable). A Written Resolution shall be passed if so consented by a majority of those members or directors (as applicable) entitled to vote on the resolution.

22.2.	In the Memorandum and Articles:

(a)	words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all entities capable of having a legal existence;

(b)	reference to a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(c)	the headings are for convenience only and shall not affect the construction of the Memorandum or Articles;

(d)	reference to a thing being “written” or “in writing” includes all forms of writing, including all electronic records which satisfy the requirements of the Electronic Transactions Act, 2001;

(e)	reference to a thing being “signed” or to a person’s “signature” shall include reference to an electronic signature which satisfies the requirements of the Electronic Transactions Act, 2001, and reference to the Company’s “seal” shall include reference to an electronic seal which satisfies the requirements of the Electronic Transactions Act, 2001.

We, Commonwealth Trust Limited of P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands, in our capacity as registered agent for the Company, hereby apply to the Registrar for the incorporation of the Company this 14th day of December, 2006.

Incorporator

Sgd : Deneshar Meade
Deneshar Meade
Authorised Signatory
Commonwealth Trust Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

eToro Group Ltd.

1	Share Certificates

1.1	The Company may, but shall not be required or obligated to, issue a share certificate to a person whose name is entered as a member in the share register, being the holder of registered shares.

1.2	Such certificate shall be signed by a director or under the common seal of the Company (which the registered agent of the Company is authorised to affix to such certificate) with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof (if the Company is authorised at the relevant time to issue shares with a par value).

1.3	If a certificate is worn out or lost it may, subject to the prior written consent of any mortgagee or chargee whose interest has been noted on the register of members, be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

2	Issue of Shares

2.1	Subject to the provisions of the Memorandum and these Articles, the unissued shares of the Company (whether forming part of the original or any increased authorised shares) shall be at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value (if any) of the shares being disposed of, and upon such terms and conditions as the directors may determine. Such consideration may take any form acceptable to the directors, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. Before issuing shares for a consideration other than money, the directors shall pass a Resolution of Directors stating:

(a)	the amount to be credited for the issue of the shares;

(b)	their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the shares.

2.2	Subject to the provisions of the Memorandum and the Act in this regard, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of such shares may determine.

2.3	The Company may issue bonus shares, partly paid shares and nil paid shares.

2.4	The directors may redeem any share issued by the Company at a premium.

2.5	Except as required by the Act, and notwithstanding that a share certificate may refer to a member holding shares “as trustee” or similar expression, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except as provided by these Articles or by the Act) any other rights in respect of any share except any absolute right to the entirety thereof by the registered holder.

3	Forfeiture of Shares

3.1	The Company may, at any time after the due date for payment, serve on a member who has not paid in full for shares registered in the name of that member, a written notice of call (“Notice of Call”) specifying a date for payment to be made. The Notice of Call shall name a further date not earlier than the expiration of 14 days from the date of service of the Notice of Call on or before which the payment required by the Notice of Call is to be made and shall contain a statement that in the event of non-payment at or before the time named in the Notice of Call the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

3.2	Where a written Notice of Call has been issued under the foregoing Article and the requirements of the Notice of Call have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the Notice of Call relates. The Company is under no obligation to refund any moneys to the member whose shares have been cancelled pursuant to this Article and that member shall be discharged from any further obligation to the Company.

4	Transfer of Shares

4.1	Subject to the Memorandum and the terms of the Third Amended and Restated Right of First Refusal and Co-Sale Agreement and the Third Amended and Restated Voting Agreement, shares in the Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee. The instrument of transfer of a registered share shall be sent to the Company for registration.

4.2	Subject to the Memorandum, these Articles and to section 54(5) of the Act, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution. Where the directors pass such a resolution, the Company shall send to the transferor and the transferee a notice of the refusal or delay. Notwithstanding anything contained in the Memorandum or Articles, the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is:

(a)	to any mortgagee or chargee whose interest has been noted on the register of members;

(b)	by any such mortgagee or chargee, pursuant to the power of sale under its security; or

(c)	by any such mortgagee or chargee in accordance with the terms of the relevant security document.

4.3	The transfer of a registered share is effective when the name of the transferee is entered in the register of members.

5	Mortgages of Shares and Charges over Shares

5.1	Subject to the Memorandum, members may mortgage or create a charge or other form of security over their shares.

5.2	The directors shall, at the written request of a member who has mortgaged or created a charge over his shares, enter in the register of members of the Company:

(a)	a statement that such shares are mortgaged or charged;

(b)	the name of the mortgagee or chargee (where such information has been stated by the member); and

(c)	the date on which the statement and name are entered in the register of members.

6	Transmission of Shares

6.1	Subject to sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share, save that and only in the event of death, incompetence or bankruptcy of any member or members of the Company as a consequence of which the Company no longer has any directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

(a)	a grant of probate of the deceased’s will, or grant of letters of administration of the deceased’s estate, or confirmation of the appointment as executor or administrator (as the case may be, or analogous position in the relevant jurisdiction), of a deceased member’s estate;

(b)	the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member;

(c)	the appointment as trustee (or analogous position in the relevant jurisdiction) of a bankrupt member; or

(d)	upon production of any other reasonable evidence of the applicant’s beneficial ownership of, or entitlement to the shares,

to the Company’s registered agent in the British Virgin Islands together with (if so requested by the registered agent) a notarised copy of the share certificate(s) of the deceased, incompetent or bankrupt member, an indemnity in favour of the registered agent and/or appropriate legal advice in respect of any document issued by a foreign court, then the administrator, executor, guardian or trustee in bankruptcy (as the case may be) notwithstanding that their name has not been entered in the share register of the Company, may by written resolution of the applicant, endorsed with written approval by the registered agent, be appointed a director of the Company and/or entered in the share register as the legal and/or beneficial owner of the shares.

6.2	Without limiting the foregoing, the production to the Company of any document which is reasonable evidence of:

(a)	a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor (or analogous position in the relevant jurisdiction), of a deceased member;

(b)	the appointment of a guardian (or analogous position in the relevant jurisdiction) of an incompetent member;

(c)	the trustee (or analogous position in the relevant jurisdiction) of a bankrupt member; or

(d)	the applicant’s legal and/or beneficial ownership of the shares,

shall be accepted by the Company even if the deceased, incompetent member or bankrupt member is resident and/or domiciled outside the British Virgin Islands if the document is issued by a foreign court which had competent jurisdiction in the matter. For the purposes of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian, trustee in bankruptcy or the applicant.

6.3	Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

6.4	Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

6.5	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

7	Acquisition of Own Shares

7.1	Subject to the Memorandum, the directors may, on behalf of the Company, subject to the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired, purchase, redeem or otherwise acquire any of the Company’s own shares for such consideration as the directors consider fit, and either cancel or hold such shares as treasury shares. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

7.2	The directors shall not, unless permitted pursuant to the Act, purchase, redeem or otherwise acquire any of the Company’s own shares unless immediately after such purchase, redemption or other acquisition:

(a)	the value of the Company’s assets exceeds it liabilities; and

(b)	the Company is able to pay its debts as they fall due.

7.3	Sections 60 and 61 of the Act shall not apply to the Company.

8	Treasury Shares

8.1	Shares may only be held as treasury shares by the Company to the extent that the number of treasury shares does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

8.2	The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine.

9	Notice of Meetings of Members

9.1	The directors may convene meetings of the members of the Company at such times and in such manner and places (within or outside the British Virgin Islands) as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members entitled to exercise at least nine (9) percent of the voting rights in respect of the matter for which the meeting is requested.

9.2	Not less than seven (7) days’ notice specifying at least the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting. Notwithstanding the foregoing, a meeting of members held in contravention of the requirement to give notice is valid if members holding a ninety-five (95) percent majority of:

(a)	the total voting rights on all the matters to be considered at the meeting; or

(b)	the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part (unless such member objects in writing before or at the meeting).

9.3	The inadvertent failure of the directors to give notice of a meeting to a member or the fact that a member has not received a notice that has been properly given, shall not invalidate the meeting.

10	Proceedings at Meetings of Members

10.1	No business shall be transacted at any meeting of members unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least fifty (50) percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

10.2	A member of the Company shall be deemed to be present at a meeting of members if:

(a)	he or his proxy participates by telephone or other electronic means; and

(b)	all members and proxies participating in the meeting are able to hear each other.

10.3	If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved and the meeting shall stand adjourned to the same place and time one week from the date of the original meeting. If a notice of the adjourned meeting has been given to the members, and a quorum is not present at the adjourned meeting within half an hour from the time appointed for the meeting, two or more members present personally or by proxy, shall be a quorum, and shall be entitled to deliberate and resolve in respect of the matters for which the meeting was convened. Notwithstanding the foregoing, in no event shall quorum be present unless holders of a majority of the Class E, D, C and C-2 Preferred Shares are present, unless the prior two validly called meetings were adjourned for lack of quorum due to the absence of the holders of a majority of the Class E, D, C and C-2 Preferred Shares.

10.4	A member may attend a meeting of members personally or be represented by a proxy who may speak and vote on behalf of the member.

10.5	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy, but must be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity (other than one or more individuals holding as joint owner) in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same.

10.6	At every meeting the members present shall choose someone of their number to be the chairman (the “Chairman”). If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman.

10.7	The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

10.8	At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority of those members (or their duly appointed proxies) entitled to vote and voting on the resolution, unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the Chairman; or

(b)	by any member present in person or by proxy and holding not less than five percent (5%) of the total voting shares issued by the Company and having the right to vote on such resolution.

10.9	Unless a poll be so demanded, a declaration by the Chairman that a resolution has, on a show of hands been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.10	If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, at the discretion of the Chairman.

10.11	On a poll, every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder which confers the right to a vote on the resolution.

10.12	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

10.13	Subject to the Memorandum or these Articles, an action that may be taken by members of the Company at a meeting of members may also be taken by Written Resolution.

10.14	If a committee is appointed for any member who is of unsound mind, that member may vote by such committee.

11	Jointly Held Shares

11.1	Where shares are registered in the names of joint owners:

(a)	each registered owner may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of them is present in person or by proxy, he may vote on behalf of all of them; and

(c)	if two or more are present in person or by proxy, they must vote as one. If more than one joint owner votes in person or by proxy at any meeting of members or by Written Resolution, the vote of the joint owner whose name appears first among such voting joint holders in the share register shall alone be counted.

12	Corporations Acting by Representatives at Meetings

Any corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

13	Appointment and Removal of Directors

13.1	The first director or directors shall be appointed by the registered agent of the Company. Thereafter, the holders of record of Class C and C-2 Preferred Shares, exclusively as a single and separate class, shall be entitled to elect one (1) director of the Company (the “Class C Director”). The holders of record of Class A Preferred Shares and Class B Preferred Shares, together as a separate class, shall be entitled to elect one (1) director of the Company (the “Class A/B Director”). The holders of record of Common Shares, exclusively as a separate class, shall be entitled to elect one (1) director of the Company (the “Common Director”). The holders of record of Common Shares, the holders of record of Class A Preferred Shares and Class B Preferred Shares, together as a single class, shall be entitled to elect one (1) director of the Company. The Company’s Chief Executive Officer, who shall initially be Yoni Assia will serve as a director of the Company. Any director elected as provided in the preceding sentences of this Article 13.1may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of shares entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders. The holders of record of the shares and of any other class or series of voting shares (including the Preferred Shares), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Article 13.1. Sections 114(2) and 114(3) of the Act shall not apply to the Company.

13.2	A person shall not be appointed as a director of the Company unless he has consented in writing to be a director.

13.3	Each director holds office until:

(a)	his disqualification to act as a director under section 111 of the Act (on which his office as director shall be automatically terminated if he has not resigned in accordance with section 115(2) of the Act);

(b)	his death;

(c)	his resignation; or

(d)	the effective date of his removal in accordance with Article 13.1.

13.4	The following are disqualified for appointment as the director of the Company:

(a)	an individual who is under 18 years of age;

(b)	a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act, 2003;

(c)	a person who is a restricted person within the meaning of section 409 of the Insolvency Act, 2003; and

(d)	an undischarged bankrupt.

13.5	A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the directors and meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

13.6	The remuneration of directors (whether by way of salary, commission, participation in profits or otherwise) in respect of services rendered or to be rendered in any capacity to the Company (including to any company in which the Company may be interested) shall be fixed by Resolution of Directors or Resolution of Members. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by Resolution of Directors or Resolution of Members.

14	Alternate and Reserve Directors

14.1	A director, by written instrument deposited at the registered office of the Company, may from time to time appoint another director or another person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. Unless stated otherwise in the notice of the appointment of the alternate, if undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with these Articles his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, as agreed between such alternate and the director appointing him. A director, by writing under his hand deposited at the registered office of the Company, may at any time vary or revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

14.2	Where the Company has only one member with voting rights who is an individual and that member is also the sole director of the Company (the “sole member/director”), that sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company under section 111(1) of the Act as a reserve director of the Company to act in the place of the sole director in the event of his death. A person shall not be nominated as a reserve director unless he has consented in writing to be nominated as a reserve director. The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)	before the death of the sole member/director who nominated him:

(i)	he resigns as reserve director, or

(ii)	the sole member/director revokes the nomination in writing; or

(b)	the sole member/director who nominated him ceases to be the sole member/director of the company for any reason other than his death.

15	Duties of Directors and Conflicts of Interests

15.1	A director of the Company, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the Company.

15.2	Notwithstanding the foregoing Article, if the Company is a wholly-owned subsidiary, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of that Company’s holding company (as defined in the Act) even though it may not be in the best interests of the Company.

15.3	A director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Act or the Memorandum or Articles.

15.4	A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation:

(a)	the nature of the Company;

(b)	the nature of the decision; and

(c)	the position of the director and the nature of the responsibilities undertaken by him.

15.5	A director of the Company, when exercising his powers or performing his duties as a director, is entitled to rely upon the register of members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given, by:

(a)	an employee of the Company whom the director believes on reasonable grounds to be reliable and competent in relation to the matters concerned;

(b)	a professional adviser or expert in relation to matters which the director believes on reasonable grounds to be within the person’s professional or expert competence; and

(c)	any other director, or committee of directors upon which the director did not serve, in relation to matters within the director’s or committee’s designated authority,

provided that the director:

(d)	acts in good faith;

(e)	makes proper inquiry where the need for the inquiry is indicated by the circumstances; and

(f)	has no knowledge that his reliance on the register of members or the books, records, financial statements and other information or expert advice is not warranted.

15.6	A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall approve.

15.7	A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

15.8	No director shall be disqualified by his office from contracting with the Company either as a buyer, seller or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or by reason of the fiduciary relationship thereby established, provided such director shall, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board of directors. For the purposes of this Article:

(a)	a director of the Company is not required to make such a disclosure if:

(i)	the transaction or proposed transaction is between the director and the Company; and

(ii)	the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions;

(b)	a disclosure to the board to the effect that a director is a member, director, officer or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person, is a sufficient disclosure of interest in relation to that transaction. Such a disclosure is not made to the board unless it is made or brought to the attention of every director on the board; and

(c)	subject to section 125(1) of the Act, the failure by a director to comply with this Article does not affect the validity of a transaction entered into by the director or the Company.

15.9	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

16	Powers of Directors

16.1	The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company necessary for managing and for directing and supervising, the business and affairs of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members, subject to any delegation of such powers as may be authorised by these Articles and permitted by the Act and to such requirements as may be prescribed by Resolution of the Members, but no requirement made by Resolution of the Members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

16.2	Subject to the provisions of the Memorandum, if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the board of directors there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

17	Delegation by the Board to Directors, Committees, Officers, Attorneys and Agents

17.1	The board of directors may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to the provisions of section 110 of the Act, the directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committees so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors or the provisions of the Act.

17.2	The directors have no power to delegate the following powers to a committee of directors:

(a)	to amend the Memorandum or Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors; (This and the preceding sub-Article do not prevent a committee of directors, where authorised by the directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee);

(d)	to appoint or remove directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan or merger, consolidation or arrangement;

(g)	to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or approve a liquidation plan; or

(h)	to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test.

17.3	Where the directors of the Company delegate their powers to a committee of directors, they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds that at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company by the Act.

17.4	The directors of the Company may, by Resolution of Directors, appoint officers of the Company at such times as shall be considered necessary or expedient. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors thereafter.

17.5	Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors, whether or not a successor is appointed.

17.6	Any officer who is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

17.7	The directors may from time to time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as the directors think fit.

17.8	The directors may appoint any person, including a person who is a director, to be an agent of the company. An agent of the Company has such powers and authority of the directors, including the power and authority to affix the common seal of the Company, as are set forth in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or Articles;

(b)	to change the registered office or registered agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or to approve a liquidation plan;

(j)	to make a determination under section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test as stipulated in section 56 of the Act; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

17.9	Where the directors appoint any person to be an agent of the Company, they may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

17.10	The directors may at any time remove an agent and may revoke or vary a power conferred on him.

18	Proceedings of Directors

18.1	The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. The meetings of the board of directors and any committee thereof shall be held at such place or places (within or outside the British Virgin Islands) as the directors shall decide.

18.2	A director may at any time summon a meeting of the directors. A director shall be given not less than three (3) business days’ (being full business days in the place of the director’s residence) notice of a meeting of the directors, save that a meeting of directors held on less notice is valid if a majority of the directors (including the Class C Director) entitled to vote at the meeting have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (unless he objects in writing before or at the meeting).

18.3	The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, shall not invalidate the meeting.

18.4	Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.

18.5	A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-third of the total number of directors with a minimum of two (2), including the Class C Director and the Common Director.

18.6	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved. If within an hour from the time appointed for a meeting a quorum is not present, the meeting shall stand adjourned to the same day the following week, at the same time and place, or to such day and such time and place as the Chairman may determine, provided that not less than seventy two (72) hours’ written notice shall have been provided to each of the Directors of such meeting. No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any two (2) directors present in person or represented by an alternate director shall constitute a quorum. Notwithstanding the foregoing, in no event shall quorum be present unless either the Class C Director or the Class A/B Director is present, unless the prior two validly called meetings were adjourned for lack of quorum due to the absence of the Class C Director or Class A/B Director.

18.7	A director of the Company shall be deemed to be present at a meeting of the board if:

(a)	he or his alternate participates by telephone or other electronic means; and

(b)	all directors and alternates participating in the meeting are able to hear each other.

18.8	The directors may elect a chairman (the “Chairman of the Board”) of their meeting and determine the period for which he is to hold office. If no such Chairman of the Board is elected, or if at any meeting the Chairman of the Board is not present at the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the Board for the meeting. If the directors are unable to choose a Chairman of the Board, for any reason, then the longest serving director present at the meeting shall preside as the Chairman of the Board.

18.9	Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality in votes the Chairman of the Board shall not have any second or casting vote.

18.10	A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of a Written Resolution shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

18.11	If the Company shall have only one director, the foregoing provisions for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

19	Indemnification and Insurance

19.1	Subject to the provisions of the Act and the subsequent provisions of this Article, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

19.2	This Article applies only to a person who has acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The Company shall not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect. A director acts in the best interests of the Company if he acts in the best interests of:

(a)	the Company’s holding company; or

(b)	a shareholder or shareholders of the Company;

in either case, in the circumstances specified in the sub-Articles below, as the case may be.

19.3	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

19.4	Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with this Article.

19.5	Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with this Article and upon such other terms and conditions, if any, as the Company deems appropriate.

19.6	The indemnification and advancement of expenses provided by, or granted pursuant to, this Article is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

19.7	The Company may purchase and maintain insurance in relation to any person who is or was a director of the Company, or who at the request of the Company is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under the foregoing Article.

20	Exclusive Jurisdiction of the Courts of the British Virgin Islands

Unless the Company consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s members, or (c) any action asserting a claim arising pursuant to any provision of British Virgin Islands law or the Memorandum or these Articles, or (c) any action asserting a claim against the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and consented to the provisions of this Section 20.

21	Company Seal and Entry into Contracts and Deeds

21.1	The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument (save for a share certificate in accordance with these Articles) shall be witnessed by a director or officer of the Company or any other person so authorised from time to time by the directors.

21.2	A contract may be entered into by the Company as follows:

(a)	a contract that, if entered into by an individual, would be required by law to be in writing and under seal, may be entered into by or on behalf of the Company in writing under the common seal of the Company, or executed by or on behalf of the Company by a director or an authorised agent of the Company, and may be varied or discharged in the same manner;

(b)	a contract that, if entered into by an individual, would be required by law to be in writing and signed, may be entered into by or on behalf of the Company in writing and signed by a person acting under the express or implied authority of the company, and may be varied or discharged in the same manner; and

(c)	a contract that, if entered into by an individual, would be valid although entered into orally, and not reduced to writing, may be entered into orally by or on behalf of the Company by a person acting under the express or implied authority of the Company, and may be varied or discharged in the same manner.

21.3	Notwithstanding the foregoing Article, an instrument is validly executed by the Company as a deed, or an instrument under seal, if it is either:

(a)	sealed with the common seal of the Company and witnessed by a director of the Company and/or such other person who is authorised by the Memorandum or Articles to witness the application of the Company’s seal; or

(b)	expressed to be, or is expressed to be executed as, or otherwise makes clear on its face that it is intended to be, a deed and it is signed by a director and/or by a person acting under the express or implied authority of the Company.

22	Distributions

22.1	Subject to the provisions of the Memorandum and the Act, the directors of a Company may, by Resolution of Directors, authorise a distribution by the Company at a time, and of an amount, and to any members they think fit if they are satisfied, on reasonable grounds that, immediately after the distribution, the value of the Company’s assets will exceed the Company’s liabilities and the Company is able to pay its debts as they fall due.

22.2	No distribution shall be paid on those shares which are held by the Company as treasury shares at the date of declaration of the distribution.

22.3	The directors may, before recommending any distribution, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

22.4	If several persons are registered as joint holders of any share, any of them may give effectual receipt for any distribution or other monies payable on or in respect of the share.

22.5	Notice of any distribution that may have been declared shall be given to each member in manner hereinafter mentioned and all distributions unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

22.6	No distribution shall bear interest against the Company.

23	Company Records

23.1	The Company shall keep records that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

23.2	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of all meetings and all resolutions of members and of classes of members; and

(b)	minutes of all meetings and all resolutions of directors and committees of directors.

23.3	Where any such records are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept. Where the place at which any such records is changed, the Company shall provide the registered agent with the physical address of the new location of the records within fourteen days of the change of location.

23.4	The Company shall keep a register to be known as a register of directors containing the names and addresses of the persons who are directors of the Company, the date on which each person whose name is entered in the register was appointed as a director of the Company, the date on which each person named as a director ceased to be a director of the Company, and such other information as may be prescribed from time to time by law.

23.5	The Company shall maintain an accurate and complete register of members showing the full names and addresses of all persons holding registered shares in the Company, the number of each class and series of registered shares held by such person, the date on which the name of each member was entered in the register of members and where applicable, the date such person ceased to hold any registered shares in the Company.

23.6	The Company shall keep the following at the office of its registered agent:

(a)	the Memorandum and Articles of the Company;

(b)	the register of members maintained in accordance with these Articles or a copy of the register of members;

(c)	the register of directors maintained in accordance with these Articles or a copy of the register of directors;

(d)	copies of all notices and other documents filed by the Company in the previous ten years;

(e)	a copy of the register of charges kept by the Company pursuant to section 162(1) of the Act; and

(f)	an imprint of the common seal.

23.7	Where the Company keeps a copy of the register of members or the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in the register, notify the registered agent, in writing, of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

(c)	Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

23.8	The records, documents and registers required by these Articles shall be open to the inspection of the directors at all times.

23.9	The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the records, documents and registers of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right to inspect any records, documents or registers of the Company except as conferred by the Act or authorised by a Resolution of Directors.

24	Audit

24.1	The directors may by a Resolution of Directors call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

24.2	The auditor may be a member of the Company but no director or officer shall be eligible during his continuance in office.

24.3	Every auditor of the Company shall have a right of access at all times to the books of accounts of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

24.4	The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company’s audited profit and loss account and/or balance sheet is to be presented.

25	Notices

25.1	Any notice, information or written statement required to be given to members shall be served by mail (air-mail service if available), electronic mail, facsimile or by hand addressed to each member at the address shown in the share register.

25.2	All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such shares.

25.3	Any notice, if served by post, shall be deemed to have been served within 5 days of posting, if served by electronic mail or facsimile on the next business day after delivery and if served by hand upon delivery and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and mailed with the postage prepaid.

26	Continuation

Subject to the provisions of the Memorandum, the Company may, by a Resolution of Directors or by a Resolution of Members, continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

27	Winding Up

27.1	The Company may be voluntarily liquidated under Part XII of the Act if it has no liabilities and it is able to pay its debts as they become due. A liquidator may, subject to the terms of the Act, be appointed by a Resolution of Directors or by a Resolution of Members.

27.2	If the Company shall be wound up, the liquidator may, in accordance with a Resolution of Members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

We, Commonwealth Trust Limited, of P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 14th day of December, 2006.

Incorporator

Sgd : Deneshar Meade
Deneshar Meade
Authorised Signatory
Commonwealth Trust Limited